UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ________________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 12, 2004

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

                   000-22048                             35-1817634
          (Commission File Number)            (IRS Employer Identification No.)

                                 P. O. Box 1903
                            1123 South Indiana Avenue
                           Goshen, Indiana 46527-1903
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 534-7827

ITEM 5.  Other Events and Regulation FD Disclosure.

On July 12, 2004, Starcraft Corporation completed the private placement of $15 million of unsecured senior subordinated convertible notes. The notes were placed with accredited investors in a transaction exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act, and Regulation D thereunder.

The notes bear interest at 8.5% and mature in July 2009 with semi-annual interest payments payable on January 1 and July 1 of each year, commencing January 1, 2005. The payments can be made in either cash or stock, to be determined at Starcraft's discretion. The notes are convertible at the option of the holder, subject to certain conditions, in whole or in part, into shares of Starcraft's common stock at a conversion price of $15.60 per share of common stock. The conversion price represents a 25% premium to the previous five-day average closing price of Starcraft's stock price as of July 12, 2004. Starcraft has agreed to file within 60 days a registration statement under the Securities Act of 1933 to register the shares of its common stock issuable upon conversion of the notes for potential resale by noteholders. Starcraft paid a placement fee of $425,000 and an origination fee of $225,000 in respect of this issuance.



ITEM 7.  Financial Statements and Exhibits.

     (c)  Exhibits:

          4.1 Convertible Senior Subordinated Note Purchase Agreement among Starcraft Corporation and certain purchasers, dated July 12, 2004.

          99.1 Press Release dated July 12, 2004.



ITEM 9.  Regulation FD Disclosure

On July 13, 2004 Starcraft Corporation ("Starcraft") issued a press release jointly announcing with IMPCO Technologies, Inc. of Cerritos, California the formation of Powertrain Integration, a Limited Liability Corporation.

The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 9 by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                STARCRAFT CORPORATION
                                     (Registrant)

                                /s/ Joseph E. Katona, III
                                -----------------------------------
                                Name:    Joseph E. Katona, III,
                                Title:   Chief Financial Officer and Secretary


Dated: July 14, 2004